Exhibit 4.3

DIGITAL TURBINE, INC.

8.75% CONVERTIBLE NOTES DUE 2020

Registration Rights Agreement

Digital Turbine, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to BTIG, LLC (the “Initial Purchaser”) $16,000,000 principal amount of its 8.75% convertible notes due 2020 (the “Notes”), pursuant to the terms set forth in the initial purchaser agreement dated September 23, 2016 (the “Initial Purchaser Agreement”) between the Company, the Guarantors (as defined below) and the Initial Purchaser. The Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantee”) by the wholly-owned subsidiaries of the Company listed on the signature pages hereto as guarantors (the “Guarantors”). The Notes and the Guarantee will be issued pursuant to the provisions of an indenture dated September 28, 2016 (the “Indenture”) between the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be convertible into shares of common stock of the Company (the “Convertible Note Shares”) as set forth in the Indenture. The Company and U.S. Bank National Association, as warrant agent, have also entered into a warrant agreement dated September 28, 2016 (the “Warrant Agreement”), pursuant to which the Company will issue and sell 4,105,600 warrants together with an additional 250,000 warrants issued to the Initial Purchaser (the “Warrants” and together with the Notes and the Guarantee, the “Initial Securities”), each of which Warrant is exercisable for one share of the common stock of the Company (these shares together with the Convertible Note Shares, the “Underlying Shares”).

To induce the Initial Purchaser to enter into the Initial Purchaser Agreement and to satisfy obligations thereunder, the holders of the Registrable Securities (as defined below) will have the benefit of this registration rights agreement by and among the Company, the Guarantors and the Initial Purchaser whereby the Company and the Guarantors agree with the Initial Purchaser, for the benefit of the Initial Purchaser and the benefit of the holders from time to time of the Registrable Securities (including the Initial Purchaser) (each a “Holder” and, collectively, the “Holders”), as follows:

1.           Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Initial Purchaser Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act.

“Agreement” shall mean this Registration Rights Agreement.

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“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall have the meaning set forth in the Initial Purchaser Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Control” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Deferral Period” shall have the meaning indicated in Section 3(g) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate number of Underlying Shares converted or exercised under, or remaining convertible or exercisable under, the Registrable Securities.

“Notice and Questionnaire” shall mean a written notice in a customary form provided by, or acceptable to, the Company and delivered to the Company by a Holder.

“Notice Holder” shall mean, on any date, any Holder that has delivered a Notice and Questionnaire, and such other information as the Company shall reasonably request in connection with naming a holder as a Selling Securityholder, to the Company on or prior to such date.

“Prospectus” shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Registrable Securities” shall mean, collectively, the Initial Securities, the Underlying Shares and the shares of common stock of the Company issuable in connection with an Early Conversion Payment (as defined in the Indenture) on the Notes; provided, however, that any such Initial Securities, Underlying Shares or shares of common stock of the Company issuable in connection with an Early Conversion Payment on the Notes shall cease to be Registrable Securities upon the earlier to occur of (i) the date on which such securities are not outstanding, or (ii) such securities have been sold pursuant to the Shelf Registration Statement or pursuant Rule 144 under the Act.

“Selling Securityholder” shall have the meaning set forth in Section 2(e) hereof.

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“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof which covers the Registrable Securities on Form S-1 or Form S-3 or on any other appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

2.           Shelf Registration.

(a)          The Company and the Guarantors shall, within 30 days of the Closing Date, file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution set forth therein, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

(b)          The Company and the Guarantors shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Act within 60 days of the Closing Date; provided, however, that if such Shelf Registration Statement is reviewed by the Commission, then the Company and the Guarantors shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission within 90 days of the Closing Date.

(c)          The Company and the Guarantors shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (i) the date on which there are no outstanding Registrable Securities, (ii) all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement or pursuant Rule 144 under the Act or (iii) the date that is four years and six months following the date of this Agreement. The Company and the Guarantors shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Registrable Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company or the Guarantors in good faith and for valid business reasons (not including avoidance of the Company’s or the Guarantors’ obligations hereunder), including the acquisition or divestiture of assets, or (y) permitted by Section 3(g) hereof.

(d)          The Company and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement: (i) to comply as to form in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (other than as to information provided by a Holder that is subject to Section 5(b) hereof).

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(e)          Subject to applicable law, the Company shall mail a Prospectus and a Notice and Questionnaire announcing the anticipated effective date of the Shelf Registration Statement to each holder of Registrable Securities at least 30 days prior to the date on which the Company anticipates in good faith that the Shelf Registration Statement will become effective. Each Holder of Registrable Securities agrees that if it wishes to be named as a selling securityholder (“Selling Securityholder”) in the Prospectus and use the Prospectus for resales of the Registrable Securities, it must in connection with naming such Holder as a Selling Securityholder in the Shelf Registration Statement deliver a completed Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, in connection with naming such Holder as a Selling Securityholder in the Shelf Registration Statement to the Company at least ten Business Days prior to the anticipated effective date of the Shelf Registration Statement. From and after the effective date of the Shelf Registration Statement, the Company and the Guarantors shall use reasonable best efforts, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within 15 Business Days after such date, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document (including a report filed under the Exchange Act, if permitted by applicable law) so that the Holder delivering such Notice and Questionnaire is named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantors shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; and (ii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(e)(i) hereof; provided, however, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i) and (ii) above upon expiration of the Deferral Period in accordance with Section 3(g) hereof. The Company shall be under no obligation to name any Holder that is not a Notice Holder as a Selling Securityholder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a Selling Securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e). Notwithstanding the foregoing, if the Notes are called for redemption, then the Company shall use reasonable best efforts to file the post-effective amendment or supplement within five Business Days after the redemption date, or if such Notice and Questionnaire is delivered during a Deferral Period, upon expiration of the Deferral Period.

(f)          the Company shall mail an additional Notice and Questionnaire upon request to any Holder.

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3.           Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.

(a)          The Company and the Guarantors shall:

(i)          furnish to the Initial Purchaser, not less than seven Business Days prior to the initial filing thereof with the Commission, a copy of the draft Shelf Registration Statement and shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably proposes; and

(ii)         include information regarding the Notice Holders and the methods of distribution for the Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein; and

(iii)        promptly amend any post-effective amendment or supplement filed with respect to the Shelf Registration Statement upon being notified of material inaccuracies in Notice Holder information if such inaccuracies would adversely affect the ability of any Notice Holder to use the Shelf Registration Statement for the offer and sale of the Registrable Securities.

(b)          The Company shall advise the Initial Purchaser and the Notice Holders that have provided in writing to the Company an email address, telephone or facsimile number and/or address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)          within one day after the Shelf Registration Statement and any amendment thereto (other than an incorporated document or as a result of filing an incorporated document) become effective;

(ii)         of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus after it has become effective;

(iii)        of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv)        of the receipt by the Company or any of the Guarantors of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)         of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact, and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

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(c)          The Company and the Guarantors shall use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(d)          During the Shelf Registration Period, the Company shall promptly deliver to each Notice Holder, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities.

(e)          Prior to any offering of the Registrable Securities pursuant to the Shelf Registration Statement, the Company and the Guarantors shall arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required for such Registrable Securities; provided, however, that in no event shall the Company or the Guarantors be obligated pursuant to this Section 3(e) to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits in any jurisdiction it is not then so subject.

(f)          Upon the occurrence of any event contemplated by Section 3(b)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(h) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)          For prescribed periods of time during which the Company or the Guarantors possess material non-public information, the disclosure of which would have a material adverse effect on the Company, and during which it is appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus in order to comply with applicable law, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(f) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus, and (ii) to hold such notice in confidence. Except in the case of a suspension of the availability of the Shelf Registration Statement and the related Prospectus solely as the result of the filing of a post-effective amendment or supplement to the Prospectus to add additional Selling Securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 20 consecutive days or more than 60, in aggregate, during any 360-day period.

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(h)          The Company and the Guarantors shall comply with all applicable rules and regulations of the Commission and shall make generally available to their respective securityholders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a twelve-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(i)          The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(j)          The Company and the Guarantors agree to take reasonable customary actions in connection with a Holder’s sale or transfer of Registrable Securities pursuant to the Shelf Registration Statement to the extent consistent with this Agreement.

4.           Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of a single counsel to the Holders, which counsel shall be selected by the Majority Holders. Each Holder shall be responsible for its respective share of any underwriting discounts and commissions (or similar costs) and transfer taxes, if any.

5.           Indemnity and Contribution.

(a)          The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder covered by the Shelf Registration Statement, the Initial Purchaser, and the directors, officers and, employees of each such Holder or Initial Purchaser, each person, if any, who controls any such Holder or the Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each Affiliate of each Holder and of the Initial Purchaser, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable attorneys’ fees and other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of any preliminary prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the party claiming indemnification and furnished to the Company or any of the Guarantors in writing by such party claiming indemnification expressly for use therein.

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(b)          Each Holder of securities covered by the Shelf Registration Statement (including the Initial Purchaser in its capacity as a Holder) severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantors, their directors and officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each such Holder, but only with reference to information relating to such Holder furnished to the Company or the Guarantors in writing by or on behalf of such Holder expressly for use in the documents referred to in the foregoing indemnity; provided, however, that the liability of any Holder pursuant to the indemnity in this Section 5(b) shall not be greater than the proceeds received by such Holder upon sale of the Registrable Securities giving rise to the indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder’s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel shall have been reasonably concluded (based on the advice of counsel) to be inappropriate due to conflicts between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the relevant indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d)          To the extent the indemnification provided for in Section 5(a) or 5(b) of is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the initial offering of the Registrable Securities and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no event shall the Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to the Registrable Securities, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that (A) in no event shall the benefits received by any Holder be deemed to exceed, and no Holder shall be required to contribute, in the aggregate, any amount in excess of, the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay, (B) in no event shall the benefits received by the Initial Purchaser be deemed to exceed, and the Initial Purchaser shall not be required to contribute, in the aggregate, any amount in excess of, the amount by which the total discounts and commissions received by the Initial Purchaser as set forth in the Final Memorandum exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay, and (C) in no event shall the benefits received by any underwriter be deemed to exceed, and such underwriter shall not be required to contribute, in the aggregate, any amount in excess of, the amount by which the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus (including any related prospectus supplement) forming a part of the Shelf Registration Statement Prospectus (including any related prospectus supplement) related to such Losses exceeds the amount of any damages that such underwriter has otherwise been required to pay. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e)          The parties agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d). Notwithstanding the provisions of this Section 5, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities resold by it in the initial placement of such Registrable Securities were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. For purposes of this Section 5, each person who controls the Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each director, officer and employee of Initial Purchaser shall have the same rights to contribution as the Initial Purchaser; each person who controls a Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each director, officer and employee of such Holder shall have the same rights to contribution as such Holder; and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each director, officer and employee of the Company who shall have signed the Shelf Registration Statement shall have the same rights to contribution as the Company.

(f)          The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or the Company or of any of the indemnified persons referred to in this Section 5 and (iii) the sale by a Holder of securities covered by the Shelf Registration Statement.

6.           Registration Defaults. Each of the following events shall constitute a Registration Default:

(a)          if the Shelf Registration Statement is not filed with the Commission within 30 days following the Closing Date;

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(b)          if the Shelf Registration Statement is not declared effective by the Commission within 60 days following the Closing Date, or within 90 days following the Closing Date if such Shelf Registration Statement is reviewed by the Commission;

(c)          if the Shelf Registration Statement has been declared or becomes effective but ceases to be effective or usable for the offer and sale of the Registrable Securities (other than in connection with (A) a Deferral Period or (B) as a result of a requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding Selling Securityholders or the plan of distribution provided for therein at any time during the Shelf Registration Period) and the Company and the Guarantors do not cure the lapse of effectiveness or usability within ten Business Days;

(d)          if, at any time during the six-month period beginning on, and including, the date which is six months after the Closing Date, the Company or the Guarantors fail to timely file any document or report that is required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable, after giving effect to all applicable grace periods thereunder and other than reports to be filed on Form 8-K; or

(e)          if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(g) hereof;

provided, however, that a Registration Default will be deemed to end upon the day before the earlier of (i) the day on which such Registration Default has been cured or waived, and (ii) the date the Shelf Registration Statement is no longer required to be kept effective for the Registrable Securities.

If a Registration Default occurs, subject to the provisions of the Indenture, the Company will pay additional interest on the Notes to those entitled to interest payments semi-annually in arrears on each interest payment date (“Additional Interest”), which Additional Interest will accrue at a rate equal to 1.00% per annum of the principal amount of Notes outstanding for each day during such period that such Registration Default has occurred and is continuing. In no event will any Additional Interest payable pursuant to a Registration Default exceed 1.00% per year. The Company shall notify the Trustee in writing of any Additional Interest due prior to the applicable interest payment date. If a Note ceases to be outstanding during any period for which Additional Interest is accruing, the Additional Interest to be paid with respect to that Note will be prorated.

The occurrence and continuance of a Registration Default shall not have any effect on the Company’s and Guarantors’ rights under the Indenture in respect to the right to redeem the Notes and Guarantee.

7.          No Resale of Reacquired Registrable Securities. The Company and the Guarantors agree that they will not, and will not permit their respective subsidiaries to, resell any Notes or Warrants that they reacquire, if any.

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8.           No Inconsistent Agreements. The Company and the Guarantors have not entered into, and agree not to enter into, any agreement with respect to securities that is inconsistent with the registration rights granted to the Holders herein.

9.           Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company and the Guarantors shall file the reports required to be filed by them under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rule 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the exemptions provided by Rules 144 and 144A of the Act (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether the Company and the Guarantors have complied with such requirements.

10.          Listing. The Company shall use best efforts to maintain the approval of the Underlying Shares for listing on NASDAQ.

11.          Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser; provided, further, that no amendment, qualification, modification, supplement, waiver or consent with respect to Section 6 hereof shall be effective as against any Holder unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 11 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchaser and each Holder.

12.          Notices. All notices and other communications provided for or permitted hereunder shall be made in writing:

(a)          if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of the Notice and Questionnaire or, if no Notice and Questionnaire has been provided by such Holder, to the address on file for such Holder in the register of ownership of the Notes;

(b)          if to the Initial Purchaser, initially at the addresses set forth in the Initial Purchaser Agreement; and

(c)          if to the Company or any of the Guarantors, initially at the addresses set forth in the Initial Purchaser Agreement.

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All such notices and communications shall be deemed to have been duly given when received. The Initial Purchaser and the Company, on behalf of itself and of the Guarantors, by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding the foregoing, notices given to Holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

13.          Remedies. The Initial Purchaser and each Holder, in addition to being entitled to exercise all rights provided to them in this Agreement, the Indenture, the Warrant Agreement or the Initial Purchaser Agreement or granted by law, will be entitled to specific performance of their respective rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

14.          Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or the Guarantors thereto, subsequent Holders of Registrable Securities, and the indemnified persons referred to in Section 5 hereof. The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Registrable Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

15.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17.          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

18.          Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company and each of the Guarantors have caused this Agreement to be duly executed by its authorized person as of this 28th day of September, 2016.

The Company

DIGITAL TURBINE, INC.

By:
Name:
Title:

Guarantors

DIGITAL TURBINE USA, INC., a Delaware corporation

By:
Name:
Title:

DIGITAL TURBINE MEDIA, INC., a Delaware corporation

By:
Name:
Title:

DIGITAL TURBINE (EMEA) LTD., a company formed under the laws of Israel

By:
Name:
Title:

DIGITAL TURBINE ASIA PACIFIC PTY LTD., a company formed under the laws of Australia

By:
Name:
Title:

Company and Guarantor Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the undersigned Initial Purchaser has caused this Agreement to be duly executed by its authorized person as of this 28th day of September, 2016.

Initial Purchaser
BTIG, LLC

By:
Name:
Title:

Initial Purchaser Signature Page to Registration Rights Agreement